Exhibit 3.2

AMENDED & RESTATED

CODE OF BY-LAWS

OF

MERITOR, INC.

Article 1.	DEFINITIONS AND ABBREVIATIONS.

Section 1.1.
Corporation. As used in this Amended & Restated Code of By-Laws, the term “Corporation” means Meritor, Inc.

Section 1.2.
Law. As used in this Amended & Restated Code of By-Laws, the term “Law” means the Indiana Business Corporation Law, as amended from time to time.

Section 1.3.
Articles of Incorporation. As used in this Amended & Restated Code of By-Laws, the term “Amended & Restated Articles of Incorporation” means the Amended & Restated Articles of Incorporation of the Corporation, as amended from time to time.

Section 1.4.
By-Laws. As used in this Amended & Restated Code of By-Laws, the term “By-Laws”  means  this Amended & Restated Code of By-Laws, as amended from time to time.

Article 2.	CORPORATE SEAL.

Section 2.1.
Seal. The seal of the Corporation, if any, shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper, or upon a rubber stamp suitable for stamping or printing on paper. About the upper periphery of the seal shall appear the name of the Corporation and about the lower periphery thereof the word “Indiana.” In the center of the seal shall appear the words “Seal” or “Corporate Seal.”

Article 3.	SHARES.

Section 3.1.
Consideration for Shares. The Board of Directors may authorize the Corporation to issue its shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. However, if shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of  shares authorized to be so issued with or before notice of the next shareholders’ meeting. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor, or services received as consideration for shares, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

Section 3.2.
Subscriptions for Shares. Subscriptions for shares of the Corporation shall be paid to the Treasurer or Secretary at such time or times, in such installments or calls, and upon such terms, as shall be determined, from time to time, by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform, so far as practicable, as to all shares of the same class or as to all shares of the same series, as the case may be, unless the subscription agreements provide otherwise.

Section 3.3.
Payment for Shares. When payment of the consideration for which shares were authorized to be issued shall have been received by the Corporation, such shares shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.

Section 3.4.
Certificates for Shares. Unless the Board of Directors shall, by resolution, authorize the issuance of uncertificated shares, each shareholder of the Corporation shall be entitled to a certificate, signed by the President and Secretary of the Corporation, stating: (i) the name of the Corporation and a statement that it is organized under the laws of the State of Indiana, (ii) the name of the registered holder, (iii) the number of shares represented thereby and the kind and class thereof, (iv) the par value of each share or a statement that such shares have no par value, and (v) whether such shares have been fully paid and are non-assessable. If such certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer  agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of its issue. Such certificates shall be in such form as the Board of Directors may, from time to time, by resolution approve.

Article 4.	MEETINGS OF SHAREHOLDERS.

Section 4.1.
Place of Meetings. All meetings of the shareholders  of  the  Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat. If no designation is made, the meeting shall be held at the principal office of the Corporation as the same is designated in the most recent report filed with the Secretary of State of Indiana.

Section 4.2.
Annual Meeting. The shareholders of the Corporation shall meet at least  once each year. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as shall be determined by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

Section 4.3.
Special Meetings. Special meetings of  the shareholders  may be called  by the President, a majority of the members of the Board of Directors, or by shareholders holding of record not less than one-fourth (1/4) of all of the shares outstanding and entitled  by the Amended & Restated Articles of Incorporation to vote on the business proposed to be transacted thereat.

Section 4.4.
Notice of Meetings. A written or printed notice, stating the place, day and time of the meeting, and in case of a special meeting, or when required by any other provision of the Law, the Amended & Restated Articles of Incorporation, or By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Amended & Restated Articles of Incorporation and by the Law to vote at such meeting. Notices shall be sent to shareholders at such address as appears upon the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of the meeting. Notice of any meeting may be waived in writing by any shareholder before or after the date and time stated in the notice, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable  detail the purpose or purposes for which the meeting was called, shall constitute a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders’ meeting, or who personally attends a shareholders’ meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy complying with the requirements above set forth, shall be conclusively presumed to have been given due notice of such meeting.

Section 4.5.
Closing of Books  or Fixing of Record Date.  The Board  of Directors may,  in its discretion, fix a date, not more than seventy (70) days prior to the date of any meeting of shareholders, or the last day on which any consent or dissent of shareholders may be expressed without a meeting, or the date for the dissent of shareholders may be expressed without a meeting, or the date for the payment of any dividends or the making of any distribution or the delivery of evidences of rights, or the date when any change or conversion or exchange of shares shall go into effect, as the date for the determination of shareholders entitled to notice of and to vote at such meeting or to express such consent or dissent or to receive any such dividend, distribution or rights or to exercise the rights in respect of any change, conversion or exchange of shares. All persons who are holders of record of shares at the close of business on such record date, and no others, shall be entitled to notice of and to vote at such meeting or to express such consent or dissent or to receive such dividend, distribution or rights or to exercise such rights in respect of any change, conversion or exchange of shares as the case may be. In any event when dividends are declared, the share transfer books will not be closed but a record date will be set as hereinabove provided.

Article 5.	THE BOARD OF DIRECTORS.

Section 5.1.
Election and Qualification. At the first annual meeting of the shareholder’s and at each annual meeting thereafter, directors shall be elected by the shareholders entitled by the Amended & Restated Articles of Incorporation and these By-Laws to elect directors, for a term of one year, and they shall hold office until their respective successors are elected and qualified or until their earlier death or resignation. The Board of Directors shall consist of between one (1) and ten (10) directors with the actual number being set from time to time by the Board of Directors. Directors need not be shareholders of the Corporation or residents of the State of Indiana. The range of directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

Section 5.2.
Vacancies. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors, until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose. Until any such vacancy is so filled, the existing directors shall constitute the Board of Directors. Shareholders shall be notified of any increase in the number of directors and the name, address, principal occupation, and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

Section 5.3.
Annual Meeting. The Board of Directors shall meet each year as soon as reasonably possible after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held (either within or without the State of Indiana), for the purpose of electing officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary. If such meeting is not held as above provided,  the election of officers may be had at any subsequent meeting of the Board of Directors specifically called in the manner provided in Section 5.4 of this Article.

Section 5.4.
Regular Meetings. Regular meetings of the Board of Directors may be held without any notice whatsoever, at such place and times as may be fixed from time to time by resolution of the Board of Directors.

Section 5.5.
Special Meetings. Special meetings of the Board of Directors may be called  at any time by the President or any Vice-President, and shall be called on the written request of one-half (1/2) of the directors. Notice of a special meeting shall be sent by the Secretary or an Assistant Secretary to each director at the director’s residence or usual place of business by mail, hand delivery or telecopier delivered for transmission not later than the third day immediately preceding the day for the meeting, or by word of mouth or telephone, received not later than during the second day immediately preceding the day for the meeting. In lieu of such notice, a director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting, or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. Any meeting of the Board of Directors for which notice is required  shall be a legal meeting, without notice thereof having been given, if all members of the Board of Directors who have not waived notice thereof in writing shall be present in person.

Section 5.6.
Place of Meetings. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, except as may be provided by law, within or without the State of Indiana, at any office or offices of the Corporation, or at any other place, as they may from time to time by resolution determine. If the resolution of the Board of Directors calling a regular meeting or the written request calling a special meeting expressly provides, a meeting of the Board of Directors may be held by conference telephone call or any other medium which allows each director to participate in discussions and to hear the views of the other directors. If a meeting is held, the directors connected to the conference telephone call or other medium shall be counted as present for the purpose of determining a quorum.

Section 5.7.
Quorum. A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the law or by the Amended & Restated Articles of Incorporation. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (i) the director’s dissent shall be affirmatively stated at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (ii) the director shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (i) or clause (ii) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who voted at the meeting in favor of such matter and did not change such vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

Section 5.8.
Duties of Directors. A director shall perform the duties of a director, including the duties as a member of any committee of the Board of Directors upon which such director may serve, in good faith, in a manner which the director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)          one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matter presented;

(b)          legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’ s professional or expert competence; or

(c)          a committee of the Board of Directors upon which the director does not serve, duly designated in accordance with a provision of the Amended & Restated Articles of Incorporation or these By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

But such director shall not be considered to be acting in good faith if that director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director who performs such duties in good faith shall have no liability by reason of being or having been a director of the Corporation.

Section 5.9.
Taking Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 5.10.
Powers of Directors. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, by the Amended & Restated Articles of Incorporation, or by these By-Laws.

Section 5.11.
Dividends. The Board of Directors shall have power, subject to any restrictions contained in the Amended & Restated Articles of Incorporation, to declare and pay dividends upon the outstanding shares of the Corporation, subject to the limitations of the law. Dividends may be paid in cash, in property, or in other securities of the Corporation.

Section 5.12.
Resignation. A director may resign at any time by filing a written resignation with the Board of Directors, the President or the Secretary of the Corporation, and such resignation shall become effective upon delivery unless the notice specifies a later effective date.

Article 6.	THE OFFICERS.

Section 6.1.
Number. The officers of the Corporation shall consist of such officers and assistants as the Board of Directors may appoint from time to time.

Section 6.2.
Election, Term of Office and Qualification. The officers shall be elected at the annual meeting of the Board of Directors. Each officer shall hold office until the officer’s successor is elected and qualified, until the officer’s death, until the officer shall have resigned, or shall have been removed in the manner hereinafter provided.

Section 6.3.
Removal. Any officer may be removed by the Board of Directors  at  any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.4.
Resignations. Any officer may resign  at any time by giving  written  notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time it is delivered to the Corporation’s representative, unless the notice specifies a later date. Unless otherwise specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5.
Vacancies. Any vacancy in any office because of death,  resignation,  removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

Section 6.6.
Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors or committee thereof. No officer shall be prevented from receiving such  salary by reason of the fact such officer is also a director of the Corporation.

Section 6.7.
Minutes and Accounting Records. The Corporation shall  keep  as  permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records.

Article 7.	AMENDMENTS.

Section 7.1.
Amendments to By-Laws. The power to make, alter, amend and  repeal  these By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified from time to time, shall be necessary to effect any alteration, amendment or repeal of these By-Laws.